UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2010

American Wagering, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Grier Drive, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 735-0101

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2010, American Wagering, Inc. (the “Company”) appointed Robert Kocienski as its Chief Operating Officer and Principal Financial Officer.  Also on November 11, 2010, the Company appointed John English as its Senior Vice President of Business Development and Public Affairs.  Mr. Kocienski and Mr. English had been providing consulting services to the Company since July 2009.  Mr. Kocienski will also serve as the Treasurer of the Company and its wholly-owned subsidiaries.

Appointment of Robert Kocienski

The term of Mr. Kocienski’s employment agreement with the Company is for three years commencing on November 11, 2010.  Mr. Kocienski’s employment agreement cannot be extended without a written agreement of the parties.  However, the parties have agreed to review the agreement six months prior to its expiration.  Under the terms of his employment agreement, Mr. Kocienski is entitled to:

•      an annual base salary of $250,000;

•      an additional salary in the aggregate amount of $204,260.55 payable by-weekly in 78 equal installments;

•      payment or reimbursement for all reasonable expenses actually incurred or paid in performance of his duties;

•      be eligible for an annual bonus pursuant to the Company’s bonus program as determined by the Company’s board of directors;

•      a stock option to purchase 1,047,490 shares of the Company’s common stock at an exercise price equal to $0.27 per share, the closing price of the Company’s common stock on the OTC Bulletin Board on November 11, 2010, the date of grant, subject to approval by the Company’s stockholders of the stock option and the new stock incentive plan to which the stock option is subject.  Subject to his continued service with the Company, the options vest 440,000 on January 1, 2011, 432,908 on July 1, 2011 and 174,582 on July 1, 2012; and

•      participate in all medical, dental or other benefit plans or arrangements made available by the Company to its employees.

If during the term of his employment agreement, Mr. Kocienski’s employment with the Company is terminated by the Company other than for Cause or Disability (each as defined therein), Mr. Kocienski will be entitled to the remaining annual salary payable under his agreement as if it had not terminated, the remaining additional salary, reimbursement of expenses, and any accrued but unused paid time off. In addition, provided he signs a separation agreement and general release within 3 days after the end of employment, Mr. Kocienski will receive one year of additional annual salary (in a lump sum payment), one year of his then existing medical coverage, plus vesting of all unvested stock options.

If Mr. Kocienski is terminated for Cause, the Company shall pay Mr. Kocienski any accrued but unpaid annual salary, any reimbursement of expenses properly incurred before the termination date, and up to $141,411.15 of the additional salary.

Mr. Kocienski, age 59, has extensive experience in the gaming industry over the past thirty years.  From April 2008 to June 2009, Mr. Kocienski served as Senior Vice President, CFO, and Treasurer of Tropicana Entertainment, LLC.  From June 2006 to April 2008, Mr. Kocenski served as CFO of Cosmo Senior Borrower, LLC. From November 2004 to May 2006, Mr. Kocienski served as President and CFO of Torgurson Gaming Group Mississippi.

Mr. Kocienski has no family relationships with any director or other executive officer of the Company.  As previously disclosed in the Company’s Form 10-K for the year ended January 31, 2010, Mr. Kocienski and his wife pledged two certificates of deposit totaling $500,000 for the benefit of the Company’s subsidiary Leroy’s Horse and Sports Place.  The purpose of the pledged certificates of deposit is to aid the Company in satisfying the requirement of Nevada Gaming Commission Regulation 22.040, which obligates the Company to maintain reserves (cash, surety bonds, irrevocable standby letter of credit, etc.) sufficient to cover any outstanding wagering liability including unpaid winning tickets, future tickets and telephone account deposits.  Except as described above, there are no related-party transactions involving Mr. Kocienski.

Appointment of John English

The term of Mr. English’s employment agreement with the Company is for three years commencing on November 11, 2010.  Mr. English’s employment agreement cannot be extended without a written agreement of the parties.  However, the parties have agreed to review the agreement six months prior to its expiration.  Under the terms of his employment agreement, Mr. English is entitled to:

•      an annual base salary of $250,000;

•      an additional salary in the aggregate amount of $204,260.55 payable by-weekly in 78 equal installments;

•      payment or reimbursement for all reasonable expenses actually incurred or paid in performance of his duties;

•      be eligible for an annual bonus pursuant to the Company’s bonus program as determined by the Company’s board of directors;

•      a stock option to purchase 1,047,490 shares of the Company’s common stock at an exercise price equal to $0.27 per share, the closing price of the Company’s common stock on the OTC Bulletin Board on November 10, 2010, the date of grant, subject to approval by the Company’s stockholders of the stock option and the new stock incentive plan to which the stock option is subject.  Subject to his continued service with the Company, the options vest 130,936 on January 1, 2011, 130,936 on May 1, 2011, 130,936 on August 1, 2011, 130,937 on November 1, 2011, 130,936 on February 1, 2013, 130,936 on May 1, 2013, 130,936 on August 1, 2013,  130,937 on November 1, 2013; and

•      participate in all medical, dental or other benefit plans or arrangements made available by the Company to its employees.

If during the term of his employment agreement, Mr. English’s employment with the Company is terminated by the Company other than for Cause or Disability (each as defined therein), Mr. English will be entitled to the remaining annual salary payable under his agreement as if it had not terminated, the remaining additional salary, reimbursement of expenses, and any accrued but unused paid time off. In addition, provided he signs a separation agreement and general release within 3 days after the end of employment, Mr. English will receive one year of additional annual salary (in a lump sum payment), one year of his then existing medical coverage, plus vesting of all unvested stock options.

If Mr. English is terminated for Cause, the Company shall pay Mr. English any accrued but unpaid annual salary, any reimbursement of expenses properly incurred before the termination date, and up to $141,411.15 of the additional salary.

Mr. English, age 47, served as Senior Vice President of Business and Creative Development for Las Vegas Gaming, Inc. (LVGI) from 2004-2009. Before joining LVGI, Mr. English created Sports Bet Xpress 2000, the first ever Nevada Gaming Control Board approved remote sports wagering system for bars, taverns and restaurants.  Mr. English has developed global business relationships and has spoken and lectured on the subject of gaming, sports betting, and lottery worldwide.

Mr. English has no family relationships with any director or other executive officer of the Company, and there are no related-party transactions involving Mr. English.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WAGERING, INC.
(Registrant)

Date: November 17, 2010
	By:	/s/ Victor Salerno
Victor Salerno
	Its:	Chief Executive Officer and President